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                                                                 EXECUTION COPY










                         QUINTILES TRANSNATIONAL CORP.,

                          PHARMA SERVICES HOLDING, INC.

                                       and

                        PHARMA SERVICES ACQUISITION CORP.


                            ------------------------

                          AGREEMENT AND PLAN OF MERGER

                            ------------------------

                           Dated as of April 10, 2003


================================================================================



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                                TABLE OF CONTENTS

ARTICLE I.        GENERAL......................................................1

   SECTION 1.1.        Defined Term Index......................................1

ARTICLE II.       THE MERGER...................................................3

   SECTION 2.1.        The Merger..............................................3
   SECTION 2.2.        Closing.................................................4
   SECTION 2.3.        Effective Time..........................................4
   SECTION 2.4.        Effect of the Merger....................................4
   SECTION 2.5.        Subsequent Actions......................................4
   SECTION 2.6.        Articles of Incorporation; Bylaws; Directors and
                       Officers................................................4
   SECTION 2.7.        Conversion of Securities................................5
   SECTION 2.8.        Surrender of Shares; Stock Transfer Books...............5
   SECTION 2.9.        Option Plans; Stock Purchase Plans......................7
   SECTION 2.10.       Dissenters' Rights......................................8

ARTICLE III.      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB......9

   SECTION 3.1.        Corporate Organization..................................9
   SECTION 3.2.        Ownership of Merger Sub.................................9
   SECTION 3.3.        Authority Relative to this Agreement....................9
   SECTION 3.4.        No Conflict; Required Filings and Consents..............9
   SECTION 3.5.        Financing Arrangements.................................10
   SECTION 3.6.        Solvency...............................................11
   SECTION 3.7.        Legal Proceedings......................................11
   SECTION 3.8.        Status as a Control Person.............................12
   SECTION 3.9.        No Prior Activities....................................12
   SECTION 3.10.       Brokers................................................12

ARTICLE IV.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............12

   SECTION 4.1.        Organization and Qualification; Subsidiaries...........12
   SECTION 4.2.        Capitalization.........................................13
   SECTION 4.3.        Investments............................................14
   SECTION 4.4.        Subsidiaries...........................................14
   SECTION 4.5.        Authority Relative to this Agreement...................15
   SECTION 4.6.        No Conflict; Required Filings and Consents.............15
   SECTION 4.7.        SEC Filings; Financial Statements......................16
   SECTION 4.8.        Absence of Certain Changes or Events...................17
   SECTION 4.9.        Litigation.............................................18
   SECTION 4.10.       Employee Benefit Plans; ERISA..........................18
   SECTION 4.11.       Owned Real Property....................................20
   SECTION 4.12.       Leases.................................................20
   SECTION 4.13.       Intellectual Property..................................20
   SECTION 4.14.       Insurance..............................................21
   SECTION 4.15.       Environmental..........................................21
   SECTION 4.16.       Material Contracts.....................................22

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   SECTION 4.17.       Compliance with Laws/Permits...........................22
   SECTION 4.18.       Taxes..................................................23
   SECTION 4.19.       Rights Agreement.......................................24
   SECTION 4.20.       State Takeover Statutes................................24
   SECTION 4.21.       Brokers................................................24
   SECTION 4.22.       Recommendation of Special Committee and Board of
                       Directors Opinion of Financial Advisor.................24
   SECTION 4.23.       No Undisclosed Liabilities.............................25
   SECTION 4.24.       Required Company Vote..................................25
   SECTION 4.25.       Customers..............................................25
   SECTION 4.26.       Related Party Transactions.............................25
   SECTION 4.27.       Employees; Labor Relations.............................25

ARTICLE V.        CONDUCT OF BUSINESS PENDING THE MERGER......................25

   SECTION 5.1.        Conduct of Business by the Company Pending the
                       Effective Time.........................................25
   SECTION 5.2.        No Solicitation........................................27

ARTICLE VI.       ADDITIONAL AGREEMENTS.......................................29

   SECTION 6.1.        Shareholders Meeting; Proxy Statement..................29
   SECTION 6.2.        Access to Information; Confidentiality.................30
   SECTION 6.3.        Public Announcements...................................31
   SECTION 6.4.        Approvals and Consents; Reasonable Best Efforts;
                       Cooperation............................................31
   SECTION 6.5.        Agreement to Defend and Indemnify; Insurance...........33
   SECTION 6.6.        Employee Benefit Matters...............................34
   SECTION 6.7.        Financing..............................................34

ARTICLE VII.      CONDITIONS PRECEDENT........................................35

   SECTION 7.1.        Conditions to Each Party's Obligations to
                       Effect the Merger......................................35
   SECTION 7.2.        Conditions for Obligations of the Company..............35
   SECTION 7.3.        Conditions for Obligations of Parent and Merger Sub....36

ARTICLE VIII.     TERMINATION, AMENDMENT AND WAIVER...........................36

   SECTION 8.1.        Termination............................................36
   SECTION 8.2.        Effect of Termination..................................38

ARTICLE IX.       GENERAL PROVISIONS..........................................39

   SECTION 9.1.        Non-Survival of Representations, Warranties and
                       Agreements.............................................39
   SECTION 9.2.        Specific Performance...................................39
   SECTION 9.3.        Notices................................................39
   SECTION 9.4.        Expenses...............................................41
   SECTION 9.5.        Certain Definitions....................................41
   SECTION 9.6.        Headings...............................................42
   SECTION 9.7.        Severability...........................................42
   SECTION 9.8.        Entire Agreement; No Third-Party Beneficiaries.........42
   SECTION 9.9.        Assignment.............................................43
   SECTION 9.10.       Governing Law..........................................43
   SECTION 9.11.       Amendment..............................................43

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   SECTION 9.12.       Waiver.................................................43
   SECTION 9.13.       Disclosure Letters, Schedules and Exhibits.............43
   SECTION 9.14.       Counterparts...........................................43











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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of April 10, 2003 (this "Agreement"), by and among Quintiles Transnational Corp., a North Carolina corporation (the "Company"), Pharma Services Holding, Inc., a Delaware corporation ("Parent"), and Pharma Services Acquisition Corp., a North Carolina corporation and wholly owned subsidiary of Parent ("Merger Sub").

                                   WITNESSETH:

         WHEREAS, the board of directors of the Company (the "Board of Directors") has determined that it is in the best interests of the Company's shareholders for Merger Sub to merge with and into the Company (the "Merger") in accordance with the North Carolina Business Corporation Act, as amended (the "North Carolina Act"), and upon the terms of and subject to the conditions set forth herein; and

         WHEREAS, the Board of Directors, based on the unanimous recommendation of a special committee (the "Special Committee") of the Board of Directors formed for the purpose of representing the Company in connection with the transactions contemplated hereby, has adopted this Agreement and has determined that the consideration to be paid for each share of Company Common Stock (as defined in Section 4.2(a)) upon consummation of the Merger is fair to the holders of such shares and has recommended that the holders of Company Common Stock approve this Agreement and the transactions contemplated hereby; and

         WHEREAS, the boards of directors of Parent and Merger Sub have adopted this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

                                   ARTICLE I.

                                    GENERAL

         SECTION 1.1. Defined Term Index

Term                                                     Reference
----                                                     ---------

Acquisition Proposal.................................    Section 5.2
Actions..............................................    Section 3.7
Affiliate............................................    Section 9.5
Agreement............................................    Preamble
Articles of Merger...................................    Section 2.3
Board of Directors...................................    Recitals
Change of Law........................................    Section 4.1
Citigroup............................................    Section 3.5
Closing..............................................    Section 2.2

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Term                                                     Reference
----                                                     ---------

Closing Date.........................................    Section 2.2
Code.................................................    Section 4.10
Company..............................................    Preamble
Company Acquisition Agreement........................    Section 5.2
Company Benefit Plans................................    Section 4.10
Company Common Stock.................................    Section 4.2
Company Disclosure Letter............................    Preamble to Article IV
Company Financial Statements.........................    Section 4.7
Company Material Contract............................    Section 4.16
Company Permits......................................    Section 4.17
Company Preferred Stock..............................    Section 4.2
Company Representatives..............................    Section 5.2
Company Shareholders' Meeting........................    Section 6.1
Company Stock........................................    Section 4.2
Company Stock Options................................    Section 2.9
Company Superior Proposal............................    Section 5.2
Confidentiality Agreement............................    Section 6.2
Contract.............................................    Section 9.5
control..............................................    Section 9.5
Debt Commitment Letter...............................    Section 3.5
Debt Financing.......................................    Section 3.5
Dissenting Shareholder...............................    Section 2.10
Effective Time.......................................    Section 2.3
Environmental Law....................................    Section 4.15
Equity Commitment Letter.............................    Section 3.5
Equity Financing.....................................    Section 3.5
ERISA................................................    Section 4.10
Exchange Act.........................................    Section 3.4
Exchange Agent.......................................    Section 2.8
Filing Date..........................................    Section 6.4
Governmental Entity..................................    Section 3.4
Hazardous Substances.................................    Section 4.15
HSR Act..............................................    Section 3.4
Indebtedness.........................................    Section 9.5
Indemnified Parties..................................    Section 6.5
Intellectual Property................................    Section 4.13
IRS..................................................    Section 4.10
knowledge............................................    Section 9.5
Laws.................................................    Section 9.5
Lease................................................    Section 4.12
Leased Real Property.................................    Section 4.12
Liability............................................    Section 9.5
Material Adverse Effect..............................    Section 4.1
Material Company Benefit Plans.......................    Section 4.10
Merger...............................................    Recitals

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Term                                                     Reference
----                                                     ---------

Merger Sub...........................................    Preamble
Morgan Stanley.......................................    Section 4.21
North Carolina Act...................................    Recitals
OEP..................................................    Section 3.5
Options..............................................    Section 4.2
Option Plans.........................................    Section 2.9
Order................................................    Section 7.1
Outside Date.........................................    Section 8.1
Owned Real Property..................................    Section 4.11
Parent...............................................    Preamble
Parent and Merger Sub Disclosure Letter..............    Preamble to Article III
Parent and Merger Sub Information....................    Section 6.1
Per Share Amount.....................................    Section 2.7
Person...............................................    Section 9.5
Proxy Statement......................................    Section 6.1
Required Governmental Consents.......................    Section 4.6
Required Parent Consents.............................    Section 3.4
Restated Articles....................................    Section 6.1
Restated Bylaws......................................    Section 6.1
Rights...............................................    Section 4.2
Rights Agreement.....................................    Section 4.2
Rollover Agreements..................................    Section 9.5
SEC..................................................    Section 3.8
SEC Reports..........................................    Section 4.7
Securities Act.......................................    Section 3.4
Shares...............................................    Section 2.7
Significant Subsidiary...............................    Section 4.4
Special Committee....................................    Recitals
Subsequent SEC Filings...............................    Section 4.7
Subsidiary...........................................    Section 4.1
Surviving Corporation................................    Section 2.1
Tax Returns..........................................    Section 4.18
Taxes................................................    Section 4.18
Third Party..........................................    Section 5.2


                                  ARTICLE II.

                                  THE MERGER

         SECTION 2.1. The Merger. At the Effective Time (as defined in Section 2.3), upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the North Carolina Act, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation under the name "Quintiles Transnational Corp." and shall succeed to and assume all

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the rights and obligations of Merger Sub in accordance with the North Carolina
Act. The Company as the surviving corporation after the Merger is sometimes referred to herein as the "Surviving Corporation."

         SECTION 2.2. Closing. Unless this Agreement has been terminated and the transactions herein contemplated have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at 12:00 noon on the first business day after satisfaction or waiver of the conditions set forth in Article VII, at the offices of Morgan, Lewis & Bockius LLP, located at 101 Park Avenue, New York, New York 10178 (or such other place or time as Parent and the Company may jointly designate). The date that the Closing actually occurs is referred to as the "Closing Date."

         SECTION 2.3. Effective Time. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger"), including a plan of merger, in accordance with Section 55-11-05 of the North Carolina Act, with the Secretary of State of the State of North Carolina, in such form as required by, and executed in accordance with the relevant provisions of, the North Carolina Act. Article II of this Agreement shall constitute a "plan of merger" under Section 55-11-05 of the North Carolina Act. The Merger shall become effective at the time of such filing, or such other time as is agreed upon by the parties and specified in the Articles of Merger (the time of such filing, or such other time so specified, being the "Effective Time").

         SECTION 2.4. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the North Carolina Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 2.5. Subsequent Actions. If, at any time at or after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         SECTION 2.6. Articles of Incorporation; Bylaws; Directors and Officers.
(a) At the Effective Time, the articles of incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Company as amended and restated as set forth in Exhibit A

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attached hereto which is incorporated herein by reference, until thereafter amended as provided by Law and such articles of incorporation.

                  (b) The Bylaws of Merger Sub, as in effect immediately before the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by Law, the articles of incorporation of the Surviving Corporation and such bylaws.

                  (c) The directors of Merger Sub immediately before the Effective Time will continue as the directors of the Surviving Corporation, and, except as Merger Sub may otherwise notify the Company in writing prior to the Effective Time, the officers of the Company immediately before the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the board of directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by Law.

         SECTION 2.7. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any of the following securities:

                  (a) Except as provided in clause (b) below, each share of Company Common Stock issued and outstanding immediately before the Effective Time and any Rights associated therewith (such shares of Company Common Stock and associated Rights are hereinafter referred to, together, as the "Shares") (other than Shares held by Dissenting Shareholders (as defined in Section 2.10), if any) shall be converted into the right to receive $14.50 (the "Per Share Amount") in cash payable to the holder thereof, without interest, upon surrender of the certificate representing such Share or an affidavit with respect thereto, in each case in accordance with Section 2.8. As of the Effective Time, all Shares so converted shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates representing any such Shares shall cease to have any rights with respect thereto, except to receive the aggregate Per Share Amount applicable thereto, in accordance with Section 2.8.

                  (b) Each share of Company Common Stock that is owned by any Subsidiary of the Company or held by Parent or Merger Sub immediately before the Effective Time (including, without limitation, any Shares acquired by Parent pursuant to the Rollover Agreements) shall automatically be canceled and extinguished and shall cease to exist, and no cash, Company Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

                  (c) Each share of common stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately before the Effective Time shall automatically be canceled and extinguished and shall be converted into and become 1,250,000 fully paid and nonassessable shares of common stock, $0.01 par value per share, of the Surviving Corporation.

         SECTION 2.8. Surrender of Shares; Stock Transfer Books. (a) Before the Effective Time, Merger Sub shall enter into an agreement with a bank or trust company reasonably satisfactory to the Company (the "Exchange Agent") to receive the funds necessary

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to make the payments contemplated by Section 2.7(a). The Surviving Corporation shall, at the Effective Time, deposit, or cause to be deposited, with the Exchange Agent, for the benefit of holders of Shares immediately prior to the Effective Time, funds in an amount sufficient for the payments under Section 2.8(b) to which such holders shall be entitled at the Effective Time pursuant to
Section 2.7(a). Such funds shall be invested by the Exchange Agent as directed by the Surviving Corporation, provided however that such funds may only be invested in (i) obligations of or guaranteed by the United States, (ii) commercial paper rated A-1, P-1 or A-2, P-2 and (iii) time deposits with, including certificates of deposits issued by, any office located in the United States of any bank or trust company organized under Federal Law or under the Law of any state of the United States or of the District of Columbia and that has capital, surplus and undivided profits of at least $500,000,000. Any net profits resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation.

                  (b) The Surviving Corporation agrees that as soon as practicable after the Effective Time it shall cause the Exchange Agent to distribute to holders of record of Shares immediately prior to the Effective Time a form of letter of transmittal and instructions for its use in effecting the surrender of the certificates representing the Shares in exchange for the aggregate Per Share Amount relating thereto in customary form to be agreed to by Parent and the Company prior to the Effective Time. Upon the surrender of certificates representing the Shares together with a properly executed letter of transmittal, the Surviving Corporation shall cause the Exchange Agent to pay the holder of such certificates in exchange therefor cash in an amount equal to the Per Share Amount multiplied by the number of Shares represented by such certificate or certificates. Until so surrendered, each such certificate (other than certificates representing shares of Company Common Stock held by the Company or held by Parent or Merger Sub) shall represent solely the right to receive the aggregate Per Share Amount relating thereto.

                  (c) If payment of cash in respect of canceled Shares is to be made to a Person other than the Person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such payment that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Corporation or the Exchange Agent that such Tax either has been paid or is not payable.

                  (d) If any certificate or certificates representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate or certificates to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may require as indemnity against any claim that may be made against it with respect to such certificate or certificates, the Exchange Agent will pay in exchange for such lost, stolen or destroyed certificate or certificates the Per Share Amount multiplied by the number of Shares represented by such certificate or certificates payable pursuant to this Agreement.

                  (e) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of any shares of capital

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stock thereafter on the records of the Company. If, after the Effective Time, certificates for Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in Section 2.7(a). No interest shall accrue or be paid on any cash payable upon the surrender of a certificate or certificates which immediately before the Effective Time represented outstanding Shares.

                  (f) Promptly following the date which is twelve months after the Effective Time, the Surviving Corporation may cause the Exchange Agent to deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the transactions contemplated hereby, and any holder of a certificate or certificates representing Shares who has not theretofore complied with this Section 2.8 shall thereafter look only to the Surviving Corporation for payment of the Per Share Amount multiplied by the number of Shares represented by such certificate or certificates, subject to any applicable abandoned property, escheat or similar Law. Thereafter, each holder of a certificate or certificates formerly representing Shares that did not receive the aggregate Per Share Amount relating thereto may surrender such certificate or certificates to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration thereof the Per Share Amount multiplied by the number of Shares represented by such certificate or certificates, without any interest or dividends thereon.

                  (g) None of the Company, the Surviving Corporation or the Exchange Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person in respect of cash delivered by the Exchange Agent to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                  (h) All cash paid upon the surrender for exchange of a certificate or certificates representing Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares exchanged for cash theretofore represented by such certificate or certificates.

                  (i) The Per Share Amount paid in the Merger shall be net to the holder of Shares in cash, subject to reduction only for any applicable back-up withholding or, as set forth in Section 2.8(c), stock transfer Taxes payable by such holder.

                  (j) The Surviving Corporation shall pay all charges and expenses of the Exchange Agent.

         SECTION 2.9. Option Plans; Stock Purchase Plans. (a) Immediately prior to the Effective Time, the Company shall take all actions necessary so that all options then outstanding to purchase shares of Company Common Stock (the "Company Stock Options") heretofore granted under any plan, arrangement or agreement (collectively, the "Option Plans") shall become fully vested and exercisable (whether or not currently exercisable) and, at the Effective Time, each Company Stock Option not theretofore exercised shall be canceled. Except as provided in a Rollover Agreement, and subject to the following sentence and
Section 2.9(b), each holder of a Company Stock Option that is canceled pursuant to the preceding sentence shall, in respect of each Company Stock Option, be entitled to a cash payment by the Surviving Corporation in an amount equal to
(i) the excess, if any, of (x) the Per Share Amount over (y) the

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applicable exercise price per share of Company Common Stock subject to such
Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Stock Option was exercisable immediately prior to such cancellation. The foregoing cash payment shall be made by the Surviving Corporation upon or as soon as practicable after (A) such holder's surrender of all Company Stock Options held by such holder or (B) delivery by such holder of such holder's written agreement or acknowledgement that all Company Stock Options held by such holder have been cancelled as a result of the Merger in exchange for such cash payment.

                  (b) The Surviving Corporation shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Section 2.9 to any holder of Company Stock Options such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 4.10(c)), or any provision of state, local or foreign tax law. To the extent that amounts are so deducted and withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Stock Options in respect of which such deduction and withholding was made by the Surviving Corporation.

                  (c) The Company's stock purchase plans, including without limitation, the Company's 1999 Employee Stock Purchase Plan, shall be modified, terminated and/or suspended so that no purchase of Company Common Stock shall occur after the date hereof. With respect to the Company's 1999 Employee Stock Purchase Plan, the rights of participants thereunder with respect to any offering period then underway shall be determined by shortening the offering period so that the last day of such offering period shall be the last day of the Company's last full payroll period on or before the date hereof and by making such other appropriate adjustments as may be necessary to reflect the shortened offering period and otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under such plan.

                  (d) Prior to the Effective Time, the Company shall take all actions that are necessary or appropriate to give effect to the transactions contemplated by Section 2.9(c).

         SECTION 2.10. Dissenters' Rights. Any Dissenting Shareholder which perfects its appraisal rights pursuant to Article 13 of the North Carolina Act shall have the right to receive payment as provided in such Article for its Shares. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, all Shares held by such Dissenting Shareholder shall thereupon be treated as though such Shares had been converted into the Per Share Amount multiplied by the number of Shares held by such Dissenting Shareholder pursuant to Section 2.7(a) hereof, without interest or dividends thereon. As used herein, "Dissenting Shareholders" means holders of Shares exercising appraisal rights pursuant to Article 13 of the North Carolina Act. As long as the Company Common Stock is traded on a national securities exchange or the Nasdaq Stock Market as of the record date for the Company Shareholders' Meeting, then no holders of Shares shall be entitled to rights of dissent and appraisal pursuant to Article 13 of the North Carolina Act.

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                                  ARTICLE III.

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as set forth in the disclosure letter from Parent and Merger Sub delivered by Parent to the Company on the date of this Agreement (the "Parent and Merger Sub Disclosure Letter"), which exceptions shall apply to each of the following representations and warranties (to the extent the matters set forth in such disclosure letter would be reasonably likely to apprise the Company that such matters be excepted from such representation and warranty), Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company, as follows:

         SECTION 3.1. Corporate Organization. Each of Parent and Merger Sub is a corporation duly organized and validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted.

         SECTION 3.2. Ownership of Merger Sub. The authorized capital stock of Merger Sub consists of one hundred (100) shares of common stock, par value $0.01 per share. All of the issued and outstanding shares of Merger Sub are owned by Parent.

         SECTION 3.3. Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to enter into this Agreement and to carry out its respective obligations hereunder. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, as applicable, and no other corporate or other proceeding is necessary for the execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective obligations hereunder and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.

         SECTION 3.4. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement and the transactions contemplated hereby by each of Parent and Merger Sub will not, (i) conflict with or violate any Law or Order applicable to Parent or Merger Sub or by which any of their respective properties or assets is bound or affected, (ii) violate or conflict with the articles of incorporation or bylaws or other organizational documents of Parent or Merger Sub, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of any of Parent or Merger Sub pursuant to, any contract, instrument, permit, license or franchise to which any of Parent or Merger Sub is a party or by which any of Parent or Merger Sub or any of their respective property or assets is bound or affected, except for conflicts, violations, breaches, defaults, losses or liens which, individually or in the aggregate, would not prevent or materially delay the consummation of any transactions contemplated by this Agreement.

                  (b) Except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), (ii) the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the requirements of any relevant foreign antitrust authority and (iii) the filing and recordation of appropriate merger documents as required by the North Carolina Act (the filings and authorizations referred to in clauses (i) through (iii) being referred to collectively as the "Required Parent Consents"), neither Parent nor Merger Sub is required to submit any notice, report or other filing with any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. Except for the Required Parent Consents, no waiver, consent, approval or authorization of any Governmental Entity is required to be obtained or made by either Parent or Merger Sub in connection with its respective execution, delivery or performance of this Agreement, except where the failure to obtain such waiver, consent, approval or authorization would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement.

         SECTION 3.5. Financing Arrangements. (a) Parent has delivered to the Company a true and complete copy of the commitment letter, dated April 10, 2003, addressed to Parent (the "Debt Commitment Letter") from Citicorp North America, Inc. and Citigroup Global Markets Inc. (collectively, "Citigroup") pursuant to which Citigroup has indicated that it is committed to provide $875,000,000 in debt financing (the "Debt Financing"), subject to the terms and conditions therein, for purposes of consummating the transactions contemplated hereby. As of the date hereof, the Debt Commitment Letter has not been amended, modified or withdrawn and is in full force and effect. All commitment fees required to be paid thereunder have been paid in full or will be duly paid in full when due, and, to the knowledge of Parent, no event has occurred that (with or without notice, lapse of time or both) would constitute a default thereunder on the part of Parent, Merger Sub or Citigroup, as the case may be. As of the date hereof, Citigroup has not advised Parent or Merger Sub of any facts or circumstances and, assuming the accuracy of the representations and warranties of the Company contained in Article IV, as of the date hereof, Parent or Merger Sub know of no facts or circumstances, that cause them to believe the financings contemplated by the Debt Commitment Letter will not be consummated substantially in accordance with the terms thereof.

                  (b) Parent has delivered to the Company a true and complete copy of the commitment letter, dated April 10, 2003, addressed to Parent from One Equity Partners LLC ("OEP") pursuant to which OEP has committed to provide an aggregate of $415,700,000 (the "Equity Financing"), subject to the terms and conditions therein, for purposes of consummating the transactions contemplated hereby (collectively, the "Equity Commitment Letter"). As of the date hereof, the Equity Commitment Letter has not been amended, modified or withdrawn and is in full force and effect. As of the date hereof, OEP has not advised Parent or Merger Sub of any facts or circumstances and, assuming the accuracy of the representations and warranties of the Company contained in Article IV, as of the date hereof, Parent or Merger Sub know of no facts or circumstances that cause them to believe the financing contemplated by the Equity Commitment Letter will not be consummated substantially in accordance with the terms thereof.

                  (c) The aggregate proceeds of the financings contemplated by the Debt Commitment Letter and Equity Commitment Letter, when taken together and provided the Company has unrestricted cash available to be used by the Surviving Corporation to pay a portion of the aggregate Per Share Amount at the Effective Time, after giving effect to any Taxes paid or payable in connection with the Company's making such cash available for such payment, of not less than $585,900,000, are sufficient to pay the aggregate Per Share Amount for the Shares pursuant to Article II, to pay all amounts required to be paid to holders of Company Stock Options hereunder, to refinance any Indebtedness of the Company and its Subsidiaries outstanding as of the date of this Agreement that may become due as a result of the transactions contemplated by this Agreement and to pay all related fees and expenses.

         SECTION 3.6. Solvency. Each of Parent and Merger Sub is able to pay its debts generally as they become due and is solvent and will not be, nor will the Surviving Corporation be, as of the Effective Time, rendered insolvent as a result of the transactions contemplated hereby, including the Merger, the Debt Financing and the Equity Financing. Neither Parent nor Merger Sub has, either voluntarily or involuntarily, (i) admitted in writing that it is or may become unable to pay its debts generally as they become due, (ii) filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of an insolvency act, (iii) made an assignment for the benefit of its creditors, (iv) consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, (v) had a petition in bankruptcy filed against it, (vi) been adjudged as bankrupt or filed a petition or answer seeking reorganization or arrangement under the Federal bankruptcy Laws or any Law or statute of the United States of America or any other jurisdiction, or
(vii) incurred or reasonably should have believed it would incur, debts that are or will be beyond its ability to pay as such debts mature. Parent and Merger Sub are not engaged, nor currently contemplate being engaged, in a business or transaction for which any property remaining with them would be insufficient to continue to operate their businesses or to pay their debts generally as they come due.

         SECTION 3.7. Legal Proceedings. (a) As of the date hereof, there are no claims, actions, suits, proceedings or investigations (collectively, "Actions") pending (or, to the knowledge of Parent, threatened) against Parent or Merger Sub that would materially and adversely affect Parent's or Merger Sub's ability to consummate any of the transactions contemplated by this Agreement.

                  (b) As of the date hereof, there is no order, writ, injunction or judgment to which Parent or Merger Sub is subject that would materially and adversely affect Parent's or Merger Sub's ability to consummate any of the transactions contemplated by this Agreement.

                  (c) To the knowledge of Parent, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Parent, Merger Sub or any other Affiliate of Parent is pending or threatened, other than any investigation or review that would not materially and adversely affect Parent's or Merger Sub's ability to consummate any of the transactions contemplated by this Agreement.

         SECTION 3.8. Status as a Control Person. Neither Parent nor Merger Sub, together with their respective Affiliates, beneficially owns (as that term is defined by the rules of the U.S. Securities and Exchange Commission (the "SEC") under either Section 13(d) or 16 of the Exchange Act) 10% or more of the shares of any class of equity or convertible securities of the Company.

         SECTION 3.9. No Prior Activities. Except for Liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, including, without limitation, the Debt Financing and Equity Financing, neither Parent nor Merger Sub has incurred any Liabilities, and neither Parent nor Merger Sub has engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person or entity.

         SECTION 3.10. Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub.

                                  ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 or in the exhibits thereto or incorporated therein, or in the disclosure letter delivered by the Company to Parent on the date of this Agreement (the "Company Disclosure Letter"), which exceptions shall apply to each of the following representations and warranties (to the extent the matters set forth in such Annual Report, exhibits or Company Disclosure Letter would be reasonably likely to apprise Parent and Merger Sub that such matters be excepted from such representation and warranty), the Company hereby represents and warrants to Parent and Merger Sub as follows:

         SECTION 4.1. Organization and Qualification; Subsidiaries. (a) The Company is duly organized and validly existing under the Laws of the jurisdiction of its formation and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is qualified to transact business and, where applicable, is in good standing in each jurisdiction in which the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing does not have, individually or in the aggregate, a Material Adverse Effect (as defined in Section 4.1(b)). The Company has heretofore furnished to Parent complete and correct copies of the articles of incorporation and the bylaws (or comparable organization documents, as applicable), each as amended to date, of the Company and its Significant Subsidiaries. Such articles of incorporation and bylaws (or comparable organizational documents, as applicable) are in full force and effect. Each of the Company and its Significant Subsidiaries is not in material violation of any of the provisions of its respective articles of incorporation or bylaws (or comparable organization documents, as applicable).

                  (b) For purposes of this Agreement, the term "Material Adverse Effect" shall mean any change, event or effect that is or would reasonably be expected to be materially adverse to the business, operations, financial condition or results of operations of the Company (including, for purposes of this definition, the Surviving Corporation) and its Subsidiaries, taken as a whole and as currently conducted, except for any such change, event or effect constituting, resulting from or arising out of (i) changes, events or developments in or affecting the pharmaceutical, biotechnology, healthcare, contract research, contract sales, drug development and healthcare informatics industries generally, including changes in the use, adoption or non-adoption of technologies or industry standards, which, in each case, do not have a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, (ii) any failure by the Company to meet analysts' published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement which would not otherwise be the result of a Material Adverse Effect (it being understood that the changes, events or developments giving rise or contributing to such failure may be taken into account in determining whether there has been, or will be, a Material Adverse Effect), (iii) changes, events or developments in the financial or securities markets generally, or the economy in general, which, in each case, do not have a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, (iv) any Change of Law (as defined below), (v) changes in foreign currency rates, (vi) any adverse change relating to changes in generally accepted accounting principles as in effect on the date hereof in the United States, (vii) the negotiation, announcement, execution, delivery, performance, consummation or anticipation of the transactions contemplated by, or compliance with this Agreement and the transactions contemplated hereby, or
(viii) any Actions or Orders which in any manner challenge, seek to prevent, enjoin, alter or delay, or seek damages as a result of or in connection with, the transactions contemplated hereby.

         For purposes of this Agreement, "Subsidiary" means, with respect to any Person, any corporation or other legal entity of which such Person (either alone or through or together with any other Subsidiary) (i) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, (ii) in the case of a limited liability company or a partnership, serves as managing member or general partner, as the case may be, or owns a majority of the equity interests, or (iii) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

         "Change of Law" shall mean the adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any Law, rule, regulation, ordinance, order, protocol, practice or measure or any other requirement of Law of or by any Federal, state, county or local government, governmental agency, court, commission, department or similar organization or other such entity which occurs subsequent to the date hereof.

         SECTION 4.2. Capitalization. (a) The authorized capital stock of the Company consists of 25,000,000 shares of Preferred Stock, $0.01 par value per share, of which 1,000,000 shares are designated as Series A Preferred Stock (the "Company Preferred Stock"), and

500,000,000 shares of common stock, $0.01 par value per share (the "Company Common Stock" and, together with the Company Preferred Stock, the "Company Stock"). As of April 9, 2003, 118,297,470 shares of Company Common Stock were issued and outstanding, all of which shares of Company Common Stock were validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date hereof, no shares of Company Preferred Stock were issued and outstanding.

                  (b) As of the date hereof, (i) 36,856,302 shares of Company Common Stock were authorized for issuance under the terms of the Option Plans of which, as of April 9, 2003, Company Stock Options to purchase 34,286,088 shares of Company Common Stock were granted and are currently outstanding and (ii) there were outstanding rights (the "Rights") with respect to each outstanding share of Company Common Stock under the Amended and Restated Rights Agreement (the "Rights Agreement"), dated as of November 5, 1999, and amended and restated as of May 4, 2000, between the Company and First Union National Bank.

                  (c) As of the date hereof, there are no outstanding subscriptions, options, contracts, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any Subsidiary of the Company to issue additional shares of Company Stock (collectively, "Options"). Except for the Rights Agreement, there are no outstanding share appreciation rights, phantom share rights or similar rights with respect to the Company or any of its Subsidiaries. There are no voting trusts, irrevocable proxies or other agreements or understandings to which the Company or any Subsidiary of the Company is a party or is bound with respect to the voting of any shares of Company Stock.

         SECTION 4.3. Investments. Except for the capital stock or other ownership interests of its Subsidiaries, the Company does not own, directly or indirectly, any shares of outstanding capital stock or securities convertible into or exchangeable for capital stock of any other corporation or any equity or other participating interest in the revenues or profits of any Person. There are no restrictions of any kind which prevent or restrict the payment of dividends by the Company or any of the Subsidiaries (other than statutory Laws of general applicability).

         SECTION 4.4. Subsidiaries. Each direct and indirect Significant Subsidiary of the Company is listed on Schedule 4.4 of the Company Disclosure Letter. Each Significant Subsidiary is duly organized and validly existing under the Laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Significant Subsidiary of the Company is qualified to transact business, and, where applicable, is in good standing, in each jurisdiction in which the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except in all cases where the failure to be so qualified or in good standing does not have, individually or in the aggregate, a Material Adverse Effect. All of the outstanding capital shares or other equity interests of each Significant Subsidiary of the Company are validly issued, and where such Significant Subsidiary is a corporation, fully paid and nonassessable and are owned directly or indirectly by the Company. There are no subscriptions, options, warrants, voting trusts, proxies or other commitments, understandings, restrictions or arrangements to which the Company or any of its Significant Subsidiaries is a party relating to the issuance, sale, voting or transfer of any capital shares or other interests of any Significant Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement. For purposes of this Agreement, "Significant Subsidiary" shall have the meaning set forth for the term "Significant Subsidiary" in Rule 1-02(w) of Regulation S-X promulgated pursuant to the Securities Act.

         SECTION 4.5. Authority Relative to this Agreement. The Company has the necessary corporate power and corporate authority to enter into this Agreement and, subject to obtaining any necessary shareholder approval for the Merger, to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company (including, without limitation, the unanimous approval of the Special Committee), subject to the approval of this Agreement by the Company's shareholders in accordance with the North Carolina Act. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Merger Sub and Parent, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.

         SECTION 4.6. No Conflict; Required Filings and Consents. (a) Assuming that all Required Governmental Consents (as defined below) are obtained, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and the transactions contemplated hereby by the Company will not, (i) conflict with or violate any Law or Order applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties or assets is bound or affected, (ii) assuming the accuracy of the representations and warranties of Parent and Merger Sub contained in
Section 3.8, violate or conflict with the Restated Articles, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in any, or give rise to any rights of termination, cancellation or acceleration of any obligations or any loss of any material benefit under or, result in the creation of a lien or encumbrance on any of the properties or assets (whether owned or leased) of the Company or any of its Subsidiaries pursuant to, any Company Material Contract (as defined in Section 4.16) or Lease (as defined in Section 4.12), except in the case of clauses (i) and (iii) for conflicts, violations, breaches, defaults, losses or liens which, individually or in the aggregate, do not have a Material Adverse Effect.

                  (b) Except for (i) applicable requirements, if any, of the Exchange Act and the Securities Act, (ii) the requirements of the HSR Act and the requirements of any relevant foreign antitrust authority, (iii) the filing and recordation of appropriate merger documents as required by the North Carolina Act, (iv) the filing and recordation of appropriate documents with the relevant authorities of other states or jurisdictions in which the Company or any its Subsidiaries is qualified to do business, (v) applicable requirements of the Nasdaq National Market and (vi) compliance with any applicable state securities or blue sky Laws or state takeover Laws (the filings and authorizations referred to in clauses (i) through (vi) being referred to collectively as the "Required Governmental Consents"), to the knowledge of the Company, the Company is not required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. Except for the Required Governmental Consents, no waiver, consent, approval or authorization of any Governmental Entity is required to be obtained or made by the Company in connection with its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain such waiver, consent, approval or authorization does not have a Material Adverse Effect.

         SECTION 4.7. SEC Filings; Financial Statements. (a) The Company has made available to Parent prior to the date hereof true and complete copies of
(i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 2001 and 2002, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of shareholders (whether annual or special) of the Company since January 1, 2001, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by the Company with the SEC since December 31, 2002 (collectively, the "SEC Reports"). The SEC Reports (i) at the time filed or if amended or superseded by a later filing, as of the date of the last such amendment or filing, complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) did not at the time they were declared effective or filed, as the case may be, or if amended or superseded by a later filing, as of the date of the last such amendment or such filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The audited consolidated financial statements of the Company for the fiscal year ended December 31, 2002 and as at December 31, 2002 included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (collectively, the "Company Financial Statements") were prepared in accordance with generally accepted accounting principles as in effect in the United States on the date of such report applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and changes in financial position of the Company and its Subsidiaries for the periods indicated.

                  (c) The Company will deliver to Parent or make available to Parent via the SEC's Electronic Data Gathering, Analysis, and Retrieval system as soon as they become available true and complete copies of any forms, reports, schedules, statements and other documents required to be filed by the Company with the SEC under the Securities Act or Exchange Act subsequent to the date hereof and prior to the Effective Time (collectively, the "Subsequent SEC Filings"). As of its filing date, each Subsequent SEC Filing will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act. No Subsequent SEC Filing, as of its filing date, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, when taken as a whole and in light of the circumstances under which they are made, not misleading. No Subsidiary of the Company is required to file any forms, reports or other documents with the SEC.

         SECTION 4.8. Absence of Certain Changes or Events. From December 31, 2002 to the date hereof, there has not been:

                  (a) any declaration, payment or setting aside of any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Company Stock, other than (i) dividends or distributions by any wholly owned Subsidiary of the Company to the Company or a wholly owned Subsidiary of the Company, or (ii) a direct or indirect redemption, purchase or other acquisition of or offer for any shares of capital stock or other securities of the Company or any Subsidiary thereof;

                  (b) (i) any creation, incurrence or assumption of any debt in excess of $10,000,000 in the aggregate, except for refinancings of existing obligations on terms that are no less favorable to the Company or its Subsidiaries than the existing terms, (ii) other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection, any assumption, guarantee, endorsement or other liability or responsibility (whether direct, indirect, contingent or otherwise) for the obligations of any Person in amounts in excess of $10,000,000 in the aggregate, (iii) any making of any capital expenditures or any making of any loans, advances or capital contributions to, or investments in, any other Person (other than (w) to the Company or a wholly owned Subsidiary thereof, (x) customary travel, relocation or business advances to employees, (y) such as are included in the Company's capital budget for 2003, a copy of which has been provided to Parent, and (z) such other items as do not exceed $10,000,000 in the aggregate), (iv) any acquisition of all or substantially all of the stock or assets of, or any merger or consolidation with, any other Person for an amount that exceeds $10,000,000 individually or $50,000,000 in the aggregate, (v) any settlement of any claim, action, litigation, or other judicial or administrative proceeding, directly or indirectly, against the Company or any of its Subsidiaries in amounts in excess of $2,000,000 in the aggregate, or (vi) any sale, transfer, mortgage, pledge or other disposition of (or permission of any of the foregoing), or encumbrance on, any assets or properties, real, personal or mixed, material to the Company and its Subsidiaries taken as a whole other than to secure debt permitted under subpart (i) of this Section 4.8(b);

                  (c) any increase in any manner of the compensation of any of the Company's or any of its Subsidiaries' officers or employees, or entrance into, establishment, amendment or termination of any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, or employee of the Company or any Subsidiary thereof other than pursuant to the terms of agreements in effect prior to the date of this Agreement or in the ordinary course of business consistent with past practice;

                  (d) to the knowledge of the Company, any cancellation, amendment, modification, termination, or grant of waiver of any Company Material Contract or any written or express and unambiguous oral notification to the Company or any Subsidiary thereof party to such Company Material Contract that any party to any such Company Material Contract intends to cancel or not renew such Company Material Contract beyond its expiration date as in effect on the date hereof, which cancellation, amendment, modification, termination, grant of waiver, or notification, individually or in the aggregate, has or had a Material Adverse Effect;

                  (e) any change in the Tax elections made by the Company or any Subsidiary thereof or in any accounting method used by the Company or any Subsidiary thereof for Tax purposes, where such Tax election or change in accounting method has or had, individually or in the aggregate, a Material Adverse Effect, for any period or periods, or the settlement or compromise of any material income Tax Liability of the Company and its Subsidiaries;

                  (f) the entering into of any agreement or commitment to do any of the foregoing; or

                  (g) any other change, event, or development that, individually or in the aggregate, has or had a Material Adverse Effect.

         SECTION 4.9. Litigation. There are no Actions pending or, to the knowledge of the Company, threatened in writing, or Orders entered, against or involving the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, (a) which if adversely determined would have a Material Adverse Effect or (b) which as of the date hereof in any manner challenge, seek to prevent, enjoin, alter or delay, or seek damages as a result of or in connection with, the transactions contemplated hereby. To the knowledge of the Company, as of the date hereof, no officer or director of the Company or any of its Subsidiaries is a defendant in any Action commenced by any shareholder of the Company or any of its Subsidiaries with respect to the performance of his or her duties as an officer or a director of the Company or any such Subsidiary under any applicable Law.

         SECTION 4.10. Employee Benefit Plans; ERISA. (a) Schedule 4.10 of the Company Disclosure Letter includes a complete list of each Company Benefit Plan that is material to the Company and its Subsidiaries, taken as a whole (collectively, the "Material Company Benefit Plans").

         "Company Benefit Plans" shall mean, collectively, (i) each employee benefit plan, program or policy of the Company or any of its Subsidiaries providing benefits to any current or former employee, officer or director (or any beneficiary or dependent thereof), or any agent or independent contractor of the Company or any of its Subsidiaries, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder ("ERISA") (whether or not such plan is subject to ERISA), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, or fringe benefit arrangement, plan, program or policy and (ii) each agreement of the Company or any of its Subsidiaries providing annual base salary in excess of $250,000 (or its equivalent in foreign currency as of the date hereof) to an employee of the Company or any of its Subsidiaries.

                  (b) With respect to each Material Company Benefit Plan, the Company has delivered or made available to Parent a true, correct and complete copy of: (i) all plan documents and trust agreements; (ii) the most recent Annual Report (e.g., Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent actuarial report or valuation, if any; and (v) the most recent determination letter from the United States Internal Revenue Service (the "IRS"), if any.

                  (c) Except as does not have a Material Adverse Effect, the IRS has issued a favorable determination letter with respect to each Company Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code") and its related trust that has not been revoked, and, to the knowledge of the Company, there are no circumstances or events that have occurred that would reasonably be expected to result in a revocation of such letter, which cannot be cured without the occurrence of a Material Adverse Effect.

                  (d) Except as does not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and its Subsidiaries have complied, and are now in compliance, with all provisions of ERISA, the Code and all Laws and regulations applicable to the Company Benefit Plans and each Company Benefit Plan has been administered in all respects in accordance with its terms, and
(ii) there are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Company Benefit Plans which could reasonably be expected to result in any liability of the Company or any of its Subsidiaries to any Company Benefit Plan participant, to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan (as defined in Section 3(37) of ERISA) or any Company Benefit Plan.

                  (e) Except as does not have, individually or in the aggregate, a Material Adverse Effect or as otherwise provided in Section 2.9(a) hereof, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or in conjunction with another event (e.g., termination of employment) will result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any material payment or material benefit to any employee, officer or director of the Company under any Company Benefit Plan.

                  (f) No Material Company Benefit Plan (i) is a "defined benefit plan" within the meaning of Section 3(35) of ERISA, (ii) is described in 401(a)(1) of ERISA, (iii) provides post-retirement health or death benefit coverage (other than as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or other applicable Law), or (iv) is a plan described in Section 413(a) or 413(c) of the Code or Section 3(40) of ERISA.

                  (g) The Company is not a member of any controlled group, within the meaning of Section 412(n)(6)(B) of the Code with any entity other than any of its Subsidiaries, and there are no circumstances pursuant to which the Company or any Subsidiary thereof could be liable (either directly, secondarily, jointly or contingently) under Title IV of ERISA or Sections 4971 through 4980E of the Code or under Section 502(i) or (1) of ERISA.

                  (h) No Material Company Benefit Plan holds Company Common Stock, and the terms of such plans will not in any way prevent the completion of the Merger.

                  (i) Except as does not have, individually or in the aggregate, a Material Adverse Effect, with respect to any Company Benefit Plan established or maintained outside the United States of America that is not subject to ERISA,
(i) neither the Company nor any of its Subsidiaries has incurred any material obligation in connection with the termination or withdrawal from any such Company Benefit Plan, and (ii) the present value of the accrued benefit liabilities (whether or not vested) under each such plan which is funded, determined as of the end of the most recently ended fiscal year of the Company on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such plan, and for each such plan which is not funded, the obligations thereunder have been accrued in accordance with generally accepted accounting principles as in effect in the United States as of the end of the most recently ended fiscal year of the Company.

         SECTION 4.11. Owned Real Property. Schedule 4.11 sets forth a complete and accurate list of the real property owned by the Company or any of its Subsidiaries (the "Owned Real Property"). The Company or one of its Subsidiaries has good fee simple title (or other similar title in jurisdictions outside the United States) to the Owned Real Property free and clear of any liens, security interests, encumbrances or defects, except for such liens, security interests, encumbrances or defects as, individually or in the aggregate, do not have a Material Adverse Effect.

         SECTION 4.12. Leases. (a) Schedule 4.12 sets forth a list of all material leases, subleases and occupancy agreements, together with all amendments and supplements thereto, with respect to all real properties in which the Company or any of its Subsidiaries has a leasehold interest, whether as lessor or lessee (each, a "Lease" and collectively, the "Leases"; the property covered by Leases under which the Company or such Subsidiary is a lessee is referred to herein as the "Leased Real Property").


                  (b) Each Lease is in full force and effect. Neither the Company nor any of its Subsidiaries is in default under any Lease and, to the actual knowledge of the Company, without independent inquiry or investigation, no other party to a Lease is in default, except for such defaults of the Company or any other party which, individually or in the aggregate, do not have a Material Adverse Effect.

         SECTION 4.13. Intellectual Property. The Company or its Subsidiaries own, or are licensed or otherwise possess legal enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, trade secrets, computer software programs or applications, domain names and tangible or intangible proprietary information or materials that are used in the respective businesses of the Company and its Subsidiaries as currently conducted (collectively, the "Intellectual Property"), except for any such failures to own, be licensed or possess that do not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, all material patents, trademarks, trade names, service marks and copyrights held by the Company or its Subsidiaries are valid and subsisting. The Company and its Subsidiaries are not infringing any intellectual property rights of any other Person, except for such infringements which do not, individually or in the aggregate, have a Material Adverse Effect. No claim is pending or, to the knowledge of the Company, threatened with respect to the ownership, validity, license or use of, or any infringement resulting from, the Intellectual Property, which if adversely determined would, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, the Intellectual Property is not being infringed by any other Person except for any such infringements which do not, individually or in the aggregate, have a Material Adverse Effect. There are no restrictions on the direct or indirect transfer of any Intellectual Property that would be triggered by the transactions contemplated hereby other than such restrictions which do not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 4.14. Insurance. Except as, individually or in the aggregate, do not have a Material Adverse Effect:

                  (a) all material insurance policies carried by or covering the Company and its Subsidiaries with respect to their business, assets and properties are in full force and effect, and, to the knowledge of the Company, no notice of cancellation has been given with respect to any such policy;

                  (b) all material insurance policies of the Company will be in full force and effect as of the Effective Time;

                  (c) neither the Company nor any of its Subsidiaries has assigned, pledged or transferred any rights under any such insurance policies;

                  (d) there are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying Liability or defending under a reservation of rights clause (other than a customary reservation of rights clause); and

                  (e) all necessary notifications of claims have been made to insurance carriers.

         SECTION 4.15. Environmental. (a)(i) The Company and its Subsidiaries are in compliance with all, and have no Liability under, any applicable Environmental Laws, except where failure to be in compliance does not have a Material Adverse Effect.

                           (ii) There is no claim with respect to Environmental
Laws pending or, or the knowledge of the Company, threatened against the Company and, to the knowledge of the Company, there are no facts or circumstances which could give rise to such a claim that has, individually or in the aggregate, a Material Adverse Effect.

                           (iii) Neither the Company nor any of its Subsidiaries
has, either expressly or by operation of Law, assumed or undertaken, or agreed to assume or undertake, responsibility for any Liability or obligation of any other Person, arising under or relating to Environmental Laws, including but not limited to, any obligation for investigation, corrective or remedial action, which in each case has a Material Adverse Effect.

                  (b) As used in this Agreement, the following terms have the meanings set forth below:

                           (i) "Environmental Law" means any Federal, state,
local, provincial, foreign, civil and criminal Law, statute, ordinances, common Law, rules, regulations, policies and guidance documents with the effect of Law, now in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution, health, worker health and safety or protection of the environment, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release, exposure or discharge of Hazardous Substances.

                           (ii) "Hazardous Substances" means (a) petroleum and
petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (b) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

         SECTION 4.16. Material Contracts. All Contracts of the Company or any Subsidiary of the Company that (a) have been filed as an exhibit to any SEC Report in compliance with Item 601(a)(10) of Regulation S-K promulgated under the Securities Act, (b) relate to any Indebtedness in excess of $10,000,000, (c) provide for aggregate payments to or from the Company or any of its Subsidiaries in excess of $10,000,000, have an unexpired term exceeding one year and can not be terminated without penalty upon 60 or less days prior written notice, or (d) materially limit the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographical area or which would so materially limit the freedom of the Company or any of its Subsidiaries so to compete after the Effective Time (collectively, the "Company Material Contracts") are valid and binding and are in full force and effect and enforceable against the Company or such Subsidiary, as the case may be, in accordance with their respective terms, except as to the effect, if any, of (i) applicable bankruptcy or other similar Laws affecting the rights of creditors generally (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies and (iii) to the extent applicable, the enforceability of provisions regarding indemnification in connection with the sale or issuance of securities. The Company Material Contracts, other than those filed as an exhibit or incorporated by reference to any SEC Report, are listed on Schedule 4.16 of the Company Disclosure Letter; provided, however, that with respect to any Company Material Contract described in clause (d) above, in the case of agreements of any Subsidiary of the Company, such agreements that do not have a Material Adverse Effect are not required to be listed on Schedule 4.16 of the Company Disclosure Letter. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in violation or breach of or default under any such Company Material Contract where such violation, breach or default, individually or in the aggregate, has a Material Adverse Effect.

         SECTION 4.17. Compliance with Laws/Permits. (a) Neither the Company nor any of its Significant Subsidiaries has violated, is in violation of, or has been given written notice of any violation of any applicable provisions of any Laws applicable thereto, except for any violations which do not have a Material Adverse Effect.

                  (b) The Company and its Significant Subsidiaries have all permits, licenses, approvals and other authorizations from applicable Governmental Entities required in connection with the operation of their respective businesses or the ownership of their respective properties (collectively, "Company Permits"), except those the absence of which do not have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 4.18. Taxes. (a) The Company and each of its Subsidiaries has timely filed, or caused to be timely filed, all Tax Returns (as defined in Section 4.18(b)) required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes (as defined in Section 4.18(b)) required to be paid by them (whether or not shown on such Tax Returns as being required to be paid, collected or withheld), other than such Taxes for which specific reserves in the Company Financial Statements have been established or which are being contested in good faith, except where a failure to so file, pay, collect or withhold does not in the aggregate have a Material Adverse Effect. There are no claims or assessments pending against the Company or any of its Subsidiaries for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company or any of its Subsidiaries (other than, in each case, claims or assessments for which adequate reserves in the Company Financial Statements have been established or which are being contested in good faith and set forth on Schedule 4.18 of the Company Disclosure Letter or are immaterial in amount), except for claims or assessments which if successfully asserted would not, individually or in the aggregate, be a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Company or any of its Subsidiaries for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any Tax Return. There are no material Liens for Taxes upon the assets of the Company or any of its Subsidiaries, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith. None of the Company or any Subsidiary thereof is a party to any agreement or arrangement that would reasonably be expected to result, separately or in the aggregate, in the actual or deemed payment (including any payment made pursuant to Section 2.9 of this Agreement) by the Company or any Subsidiary thereof of any "excess parachute payments" within the meaning of Section 280G of the Code or that would be nondeductible under Section 162(m) of the Code. None of the Company or any Subsidiary thereof has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. All Taxes required to be withheld, collected or deposited by or with respect to the Company and its Subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority, except, in each case, to the extent that failing to withhold, collect, deposit or pay does not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481 (a) of the Code (or any similar provision of Law or regulations) by reason of a change in accounting method.

                  (b) For purposes of this Agreement, "Taxes" shall mean all Federal, foreign, state or local income, gross receipts, windfall profits, value added, severance, property, production, transfer sales, use, license, excise, franchise, employment, withholding, value added, unemployment, disability, occupancy or other taxes, duty, tax related assessment of any kind whatsoever together with any associated interest, additions, fines, additional amounts or penalties with respect thereto and any interest in respect of such additions or penalties, and "Tax Returns" shall mean all reports and returns (including elections, claims, declarations, disclosures, schedules, computations and information returns) required to be filed with respect to Taxes.

         SECTION 4.19. Rights Agreement. The execution of this Agreement and the consummation of the Merger will not result in a "Triggering Event," a "Distribution Date" or a "Stock Acquisition Date" under the Rights Agreement. The execution of this Agreement and the consummation of the Merger will not result in Parent or Merger Sub or any of their respective Affiliates being an "Acquiring Person" under the Rights Agreement or otherwise result in the ability of any Person to exercise any Rights or enable or require the Rights to separate from the shares of Company Common Stock to which they are attached

         SECTION 4.20. State Takeover Statutes. Articles 9 and 9A of the North Carolina Act are not applicable to the Merger and, to the knowledge of the Company, no other "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other anti-takeover Laws applicable to the Company are applicable to the Merger.

         SECTION 4.21. Brokers. No broker, finder, investment banker or other Person (other than Morgan Stanley & Co., Incorporated ("Morgan Stanley")) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its Subsidiaries. The Company has furnished to Parent true, correct and complete copies of all agreements with Morgan Stanley and there have been no amendments or revisions to such agreements.

         SECTION 4.22. Recommendation of Special Committee and Board of Directors Opinion of Financial Advisor. (a) The Special Committee, at a meeting duly called and held, unanimously (i) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of, the shareholders of the Company other than Dennis B. Gillings, Ph.D. and his Affiliates and certain other shareholders of the Company who may exchange their equity securities of the Company for equity of Parent or its Affiliates, and (ii) resolved to recommend approval and adoption of this Agreement and the Merger by the Board of the Directors.

                  (b) The Board of Directors, at a meeting duly called and held and acting on the unanimous recommendation of the Special Committee, (i) determined that this Agreement and the transactions contemplated hereby are fair to, and in the best interests of, the shareholders of the Company, (ii) approved this Agreement and transactions contemplated hereby, and (iii) resolved to recommend approval and adoption of this Agreement and the Merger by the shareholders of the Company.

                  (c) Morgan Stanley has rendered to the Special Committee a written opinion, dated as of the date of this Agreement, to the effect that, subject to the assumptions and limitations set forth therein, the Per Share Amount to be received by the shareholders of the Company is fair from a financial point of view to such holders other than the holders of Excluded Shares (as defined in such opinion), a complete and correct written copy of which has been delivered to Parent. The Company has received the approval of Morgan Stanley to permit the inclusion of a copy of its written opinion in its entirety in the Proxy Statement, subject to Morgan Stanley's review of the Proxy Statement.

         SECTION 4.23. No Undisclosed Liabilities. Except (a) for Liabilities incurred in the ordinary course of business consistent with past practice and
(b) as and to the extent disclosed in the Company Financial Statements, the SEC Reports or on the Company Disclosure Letter, neither the Company nor any Subsidiary thereof has any Liabilities which, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 4.24. Required Company Vote. Assuming the accuracy of the representations and warranties of Parent and Merger Sub contained in Section 3.8, the affirmative vote of a majority of the Shares outstanding as of the record date for the Company Shareholders' Meeting is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement and the transactions contemplated hereby.

         SECTION 4.25. Customers. Since January 1, 2003, neither the Company nor any Subsidiary thereof has received written notice that any customer intends to cancel, terminate or otherwise modify any relationship with the Company or any of its Subsidiaries, which cancellation, termination or modification, individually or in the aggregate, has or had a Material Adverse Effect.

         SECTION 4.26. Related Party Transactions. Since January 1, 2002, the Company has not entered into any relationship or transaction of the sort that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K of the Securities Act.

         SECTION 4.27. Employees; Labor Relations. (a) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other contract or understanding with a labor union or labor organization; and (b) except as does not, individually or in the aggregate, have a Material Adverse Effect, there is no (i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (ii) to the knowledge of the Company, activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, or (iii) lockouts, strikes, slowdowns, work stoppages or to the knowledge of the Company threats thereof by or with respect to such employees.

                                   ARTICLE V.

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 5.1. Conduct of Business by the Company Pending the Effective Time. Except as otherwise contemplated by this Agreement, required by Law, disclosed in Schedule 5.1 of the Company Disclosure Letter or consented to by Parent (which consent shall not be unreasonably withheld or delayed), during the period from the date of this Agreement to the Effective Time, (i) the Company shall conduct its businesses in the ordinary course consistent with past practice and (ii) without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries will take any of the following actions:

                  (a) amend their respective articles of incorporation or bylaws (or comparable governing instruments) or the Rights Agreement in any material respect or redeem the Rights or otherwise take any action which would render the Rights Agreement inapplicable to any Acquisition Proposal other than the transactions contemplated by this Agreement;

                  (b) authorize for issuance, issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any of its Subsidiaries including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of the Company or any of its Subsidiaries, except for (i) the issuance of Shares (including the associated Rights) upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their present terms, and (ii) issuances in accordance with the Rights Agreement except for the Merger;

                  (c) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions by any wholly owned Subsidiary of the Company to the Company or a wholly owned Subsidiary of the Company, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of capital stock or other securities of the Company or any of its Subsidiaries,

                  (d) except for transactions between or among the Company and any of its wholly owned Subsidiaries, (i) create, incur or assume any Indebtedness in excess of $10,000,000 in the aggregate, except refinancings of existing obligations on terms that are no less favorable to the Company or its Subsidiaries than the existing terms, (ii) other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person in amounts in excess of $10,000,000 in the aggregate, (iii) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than (w) to the Company or a wholly owned Subsidiary of the Company, (x) customary travel, relocation or business advances to employees, (y) such as are included in the Company's capital budget for 2003, a copy of which has been provided to Parent, and (z) such other items as do not exceed $10,000,000 individually or $50,000,000 in the aggregate), (iv) acquire all or substantially all of the stock or assets of, or merge or consolidate with, any other Person for an amount that exceeds $10,000,000 individually or $50,000,000 in the aggregate, (v) settle any claim, action, litigation, or other judicial or administrative proceeding, directly or indirectly, against the Company or any of its Subsidiaries in amounts in excess of $10,000,000 in the aggregate (excluding any amounts that are covered by insurance policies of the Company or its Subsidiaries, as applicable), or (vi) sell, transfer, mortgage, pledge or otherwise dispose of (or permit any of the foregoing), or encumber, any assets or properties, real, personal or mixed, material to the Company and its Subsidiaries taken as a whole other than to secure debt permitted under subpart (i) of this clause (d);

                  (e) increase in any manner the compensation of any of the Company's or any of its Subsidiaries' officers or employees, or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, or employee of the Company or any Subsidiary thereof other than pursuant to the terms of agreements in effect on the date of this Agreement or in the ordinary course of business consistent with past practice;

                  (f) cancel, amend, modify, terminate, or waive any Company Material Contract which cancellation, modification, termination, or grant of waiver, individually or in the aggregate, has a Material Adverse Effect;

                  (g) make any change in the Tax elections made by the Company or any Subsidiary thereof or in any accounting method used by the Company or any Subsidiary thereof for Tax purposes, where such Tax election or change in accounting method has, individually or in the aggregate, a Material Adverse Effect, for any period or periods, or the settlement or compromise of any material income Tax Liability of the Company and its Subsidiaries;

                  (h) adopt any new shareholder rights or similar plans;

                  (i) take any action that would cause the Company Common Stock, at the record date for determining the holders of shares of Company Common Stock who are entitled to receive notice and to vote at the Company Shareholders' Meeting, not to be listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

                  (j) agree in writing or otherwise to take any of the actions described in Sections 5.1 (a) through (i) above.

         SECTION 5.2. No Solicitation. (a) Upon execution of this Agreement, the Company shall, and shall cause the Company Representatives (as defined in Section 5.2 (b)) to, immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal (as defined in Section 5.2 (c)).

                  (b) The Company shall not, and it shall cause its Subsidiaries and the officers, directors, employees, agents, advisors and representatives of the Company and its Subsidiaries (collectively, the "Company Representatives") not to, (i) solicit, initiate, knowingly encourage, or take any other action to knowingly facilitate any inquiries regarding, or the submission of, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or take any other action to knowingly facilitate the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Notwithstanding the foregoing, if, at any time prior to the Effective Time, the Board of Directors or the Special Committee determines in good faith, after consulting with and considering advice from its financial advisors and outside counsel, that the failure to do so would create a reasonable likelihood of a breach of their duties as directors to the Company's shareholders under applicable Law, the Company may, in response to an unsolicited bona fide Acquisition Proposal from a Third Party that the Board of

Directors or the Special Committee concludes is reasonably likely to result in a Company Superior Proposal, and subject to compliance with Section 5.2(d), (x) furnish information with respect to the Company to such Third Party pursuant to a confidentiality agreement not more favorable to such Third Party than the Confidentiality Agreement is to Parent (as determined by the Special Committee after consultation with its outside counsel) and (y) participate in negotiations regarding such Acquisition Proposal.

                  (c) As used in this Agreement, the following terms have the meanings set forth below:

                           (i) "Acquisition Proposal" means any inquiry,
proposal or offer, whether in writing or otherwise, pursuant to which a Third Party acquires or would acquire, directly or indirectly, beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of 10% or more of the assets of the Company and its Subsidiaries (taken as a whole) or 10% or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction with respect to the Company, including any single or multi-step transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of 10% or more of the assets of the Company and its Subsidiaries (taken as a whole), or 10% or more of the equity interest in the Company.

                           (ii) "Third Party" means any Person or group other
than Parent or Merger Sub.

                  (d) Except as permitted by this Section 5.2 and to the extent applicable, subject to the provisions of Article VIII, neither the Board of Directors nor the Special Committee shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by the Board of Directors or the Special Committee of this Agreement or the transactions contemplated hereby, including the Merger,
(ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal (any such agreement, a "Company Acquisition Agreement"). Notwithstanding the foregoing or any other provision contained in this Agreement, in the event that prior to the Effective Time, the Company receives a Company Superior Proposal and the Board of Directors or the Special Committee determines in good faith, after consulting with and considering advice from its financial advisors and outside counsel, that the failure to do so would create a reasonable likelihood of a breach of their duties as directors to the Company's shareholders under applicable Law, the Board of Directors or the Special Committee may (subject to this and the following sentences) (x) withdraw or modify its approval or recommendation of this Agreement or the Merger or (y) approve or recommend a Company Superior Proposal (as hereinafter defined), but in each case, only at a time that is at least 72 hours following delivery to Parent (and all Persons to whom copies of notices are required to be given pursuant to the means set forth in Section 9.3(i)) of a written notice advising Parent that the Board of Directors has received a Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal and identifying the Person making such Company Superior Proposal and during which 72 hour period the Company will in good faith cooperate and negotiate with Parent, on a non-exclusive basis, with the intent of enabling the parties hereto to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be consummated. For purposes of this Agreement, a "Company Superior Proposal" means any Acquisition Proposal (but changing references to the 10% amounts in the definition thereof to 51%) on terms which the Board of Directors and the Special Committee determine in their good faith judgment (after consultation with their advisors) is reasonably likely to be consummated and would, if consummated, be more favorable to the Company's shareholders entitled to receive the Per Share Amount than the Merger (taking into account any factors relating to such proposed transaction deemed relevant by the Board of Directors and the Special Committee, including, without limitation, the financing thereof and all other conditions thereto).

                  (e) In addition to the obligations of the Company set forth in paragraphs (a), (b) and (d) of this Section 5.2, the Company (i) shall promptly, but in no event no later than 24 hours after the receipt thereof, advise Parent orally and in writing of any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal and the identity of the Person making such Acquisition Proposal, (ii) promptly, but in no event later than 24 hours after receipt thereof, provide to Parent (and all notice parties of Parent) any non-public information provided to such Third Party that was not previously provided to Parent and (iii) keep Parent informed on a prompt basis of any material developments relating to any Acquisition Proposal no later than 24 hours after such development.

                  (f) Nothing contained in this Section 5.2 or any other provision hereof shall prohibit the Company or the Board of Directors or the Special Committee from (i) taking and disclosing to the Company's shareholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act (provided, that no such position shall be a favorable recommendation of such transaction if it does not constitute a Company Superior Proposal) or (ii) making such disclosure to the Company's shareholders as, in the good faith judgment of the Board of Directors, after consultation with outside counsel, is required under applicable Law.

                                  ARTICLE VI.

                              ADDITIONAL AGREEMENTS

         SECTION 6.1. Shareholders Meeting; Proxy Statement. (a) In accordance with the Company's Amended and Restated Articles of Incorporation ("Restated Articles") and Amended and Restated Bylaws ("Restated Bylaws"), the Company shall call and hold a meeting of its shareholders as promptly as practicable for the purpose of voting upon the approval of the Merger and this Agreement, and the Company shall use its best efforts to hold such shareholder meeting as promptly as practicable after the date on which the Proxy Statement (as defined below) is cleared by the SEC. As promptly as practicable after the date of this Agreement, the Company, Parent and Merger Sub shall cooperate and prepare and file with the SEC, and shall use all commercially reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to shareholders, a proxy statement meeting the requirements of Schedule 14A and Rule 13e-3 under the Exchange Act (including any preliminary versions thereof, any amendments thereto and any schedules required to be filed in connection therewith) (the "Proxy Statement") in connection with the meeting of the Company's shareholders to consider the Merger (the "Company Shareholders' Meeting"). The Company, Parent and Merger Sub each will promptly and timely provide all information relating to its respective businesses or operations necessary for inclusion in the Proxy Statement to satisfy all requirements of applicable state and Federal securities Laws. The Company and Parent (with respect to Parent and Merger Sub) each shall be solely responsible for any statement, information or omission in the Proxy Statement relating to it (and Merger Sub with respect to Parent) or its Affiliates based upon written information furnished by it (or Merger Sub with respect to Parent) for inclusion in the Proxy Statement.

                  (b) The Company agrees that the Proxy Statement will not, at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or first sent to shareholders, at the time of the Company Shareholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, taken as a whole and in light of the circumstances under which they were made, not misleading, except that no representation, warranty or covenant is hereby made, or will be made, by the Company with respect to Parent and Merger Sub Information (as defined in Section 6.1(c)) or any information supplied by Dennis B. Gillings, Ph.D. that relates to him or that is required to be included in the Proxy Statement as a result of his status as an affiliate under Rule 13e-3 under the Exchange Act.

                  (c) Each of Parent and Merger Sub agrees that none of the information supplied by Parent or Merger Sub, or any of their respective officers, directors, representatives, agents or employees (the "Parent and Merger Sub Information"), for inclusion in the Proxy Statement, or in any amendments thereof or supplements thereto, at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or first sent to shareholders, at the time of the Company Shareholders' Meeting or at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, taken as a whole and in light of the circumstances under which they were made, not misleading, except that no representation, warranty or covenant is hereby made, or will be made, by Parent or Merger Sub with respect to information supplied by the Company or any of its officers, directors, representatives, agents or employees.

         SECTION 6.2. Access to Information; Confidentiality. The Company shall, and shall use its commercially reasonable efforts to cause its Subsidiaries to, afford to Parent and its accountants, counsel, financial advisors and other representatives reasonable access during normal business hours and upon reasonable notice throughout the period prior to the Effective Time to their respective properties, books, contracts, commitments and records and, during such period, shall furnish such information concerning its businesses, properties and personnel as Parent shall reasonably request; provided, however, such access shall not unreasonably disrupt the Company's or its Subsidiaries' respective operations and must be conducted in accordance with the procedures established by the Company. All nonpublic information provided to, or obtained by, Parent or Merger Sub in connection with the transactions contemplated hereby shall be subject to the confidentiality obligations under that certain Confidentiality Agreement, dated August 6, 2002, by and between the Company and GF Management Company, LLC (the "Confidentiality Agreement"), the terms of which shall survive the termination of this Agreement and continue in full force and effect. Notwithstanding the foregoing, the Company shall not be required to provide any information which it reasonably believes it may not provide to Parent by reason of applicable Law, rules or regulations, which constitutes information protected by attorney/client privilege, or which the Company or any of its Subsidiaries is required to keep confidential by reason of contract, agreement or other obligation to third parties. Notwithstanding anything else in this Agreement to the contrary, each party hereto (and each employee, representative or other agent of any party) may disclose to any and all persons, without limitation of any kind, the Tax treatment and Tax structure of any and all transactions contemplated herein and all materials of any kind (including opinions or other Tax analyses) that are or have been provided to any party (or to any employee, representative or other agent of any party) relating to such Tax treatment or Tax structure, provided, however, that this authorization of disclosure shall not apply to restrictions reasonably necessary to comply with securities Laws. If Parent or Merger Sub discovers any breach of any representation or warranty contained in this Agreement, the nature of which would cause the condition to the obligations of the Company relating to representations and warranties set forth in Section 7.2 to not be satisfied, or any circumstance or condition that upon the Effective Time would constitute such a breach, Parent and Merger Sub covenant that they will promptly so inform the Company. If the Company discovers any breach of any representation or warranty contained in this Agreement, the nature of which would cause the condition to the obligations of Parent and Merger Sub relating to representations and warranties set forth in Section 7.3 to not be satisfied, or any circumstance or condition that upon the Effective Time would constitute such a breach, the Company covenants that it will promptly so inform Parent.

         SECTION 6.3. Public Announcements. The parties shall issue a joint initial press release announcing the execution of this Agreement as may be mutually agreed. Thereafter, the parties will consult with one another prior to issuing any press release or otherwise making any public communications in connection with the Merger or the other transactions contemplated by this Agreement and will provide each other with a meaningful opportunity to review and comment upon, any such press releases or other public communications, and prior to making any filings with any third party and/or any Governmental Entity with respect to the Merger or the other transactions contemplated by this Agreement, the parties will consult with one another prior to making such filings and will provide each other with a meaningful opportunity to review and comment upon, such filings, except as may be required by Law, court process or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service.

         SECTION 6.4. Approvals and Consents; Reasonable Best Efforts; Cooperation. (a) From the date hereof until the Effective Time, each of the Company, Parent and Merger Sub shall (i) promptly apply for, diligently pursue through to completion, and use their respective reasonable best efforts to obtain prior to Effective Time all consents, approvals, authorizations and clearances of Governmental Entities and third parties required of it to consummate the Merger, (ii) provide such information and communications to Governmental Entities as such Persons may reasonably request, and (iii) assist and cooperate with the other parties hereto to obtain all permits and clearances of Governmental Entities that are reasonably necessary, and to prepare any document or other information reasonably required of it by any such Persons to consummate the Merger.

                  (b) In addition to the other obligations set forth in this Agreement, including, without limitation, this Section 6.4 and Section 6.7, from and after the date hereof until the Effective Time, each of the Company, Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, regulations or otherwise to consummate and make effective as expeditiously as practicable, the Merger and the other transactions contemplated by this Agreement, including without limitation, (i) filing as soon as practicable after the date hereof (the "Filing Date") a Notification and Report Form under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice (and filing as soon as practicable any form or report required by any other Governmental Entity relating to antitrust, competition, or trade regulation matters, including without limitation, any relevant foreign antitrust authority), (ii) promptly applying for, diligently pursuing through to completion, and using reasonable best efforts to obtain prior to the Effective Time all consents, approvals, authorizations, permits and clearances of Governmental Entities and third parties required of it to consummate the Merger, (iii) providing such information and communications to Governmental Entities as they may reasonably request, (iv) effecting all necessary registrations, filings and submissions and using reasonable best efforts to have lifted any injunction, order or decree of a court or other Governmental Entity of competent jurisdiction or other legal bar to consummation of the Merger or otherwise restraining or prohibiting the consummation thereof (and, in such case, proceeding with the consummation of the Merger as expeditiously as practicable), including through all possible appeals, unless waived by the Company and Parent, (v) assisting and cooperating with each other to obtain all permits and clearances of Governmental Entities that are necessary, and preparing any document or other information reasonably required of it to consummate the Merger, and (vi) executing and delivering any additional certificates, agreements, instruments, reports, schedules, statements, consents, documents and information necessary to consummate the Merger, and fully carrying out the purposes of, this Agreement. Each of the Company, Parent and Merger Sub agrees that, except as otherwise expressly contemplated by this Agreement, they will not take any action that would reasonably be expected to materially adversely affect or materially delay the Effective Time or the ability of any of the parties to satisfy any of the conditions to the Effective Time or to consummate the Merger.

                  (c) In furtherance of and without limitation of the foregoing, each of the Company, Parent and Merger Sub shall (i) respond as promptly as practicable to any reasonable inquiries or requests received from any Governmental Entity for additional information or documentation; (ii) promptly notify the other parties hereto of any written communication to that party or its Affiliates from any Governmental Entity and, subject to applicable Law, permit the other parties to review in advance any proposed written communication to any of the foregoing (and consider in good faith the views of the other parties in connection therewith); and (iii) furnish the other parties with copies of all material correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective representatives on the one hand, and any Governmental Entity of their respective staffs on the other hand, with respect to this Agreement and the Merger; all with a view towards the prompt completion of the Merger and the transactions contemplated by this Agreement; provided, however, that nothing contained in this Section 6.4 shall obligate any party to disclose to another party any information or documentation that would constitute, in the reasonable belief of the disclosing party, competitively sensitive confidential information or documentation.

                  (d) Each of Parent and Merger Sub shall divest and/or agree to divest assets to an entity or entities satisfactory to any relevant concerned Governmental Entity, in order to permit the consummation of the Merger at its own expense, and with no reduction in the aggregate Per Share Amount payable for the Shares hereunder. Parent shall pay any filing fees required to be paid in connection with the HSR Act and any relevant foreign antitrust authority.

                  (e) In addition to the other obligations set forth in this Agreement, the Company will cooperate with Parent and Merger Sub in connection with their arrangement of, and negotiation of agreements with respect to, the Debt Financing (and any substitutions or replacements thereof) or any alternative debt financing or alternative equity financing contemplated by
Section 6.7 hereof, including by making available to Parent and Merger Sub and such financing sources and their representatives, personnel (including for participation in road shows), documents and information of the Company and its Subsidiaries as may reasonably be requested by Parent or Merger Sub or such financing sources and, if applicable, by similarly cooperating with financing sources in connection with the offering and/or syndication of any such financing.

         SECTION 6.5. Agreement to Defend and Indemnify; Insurance. (a) It is understood and agreed that, subject to the limitations on indemnification contained in the North Carolina Act and the Restated Articles, the Company shall, to the fullest extent permitted under applicable Law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and after the Effective Time, the Surviving Corporation shall for a period of six years following the Effective Time, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each director, officer, employee, fiduciary and agent of the Company or any Subsidiary (and, without limiting the generality of the foregoing, any members of any committee of the Board of Directors, including the Special Committee) on the date hereof or at the Effective Time (collectively, the "Indemnified Parties") from and against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Action arising out of or pertaining to the transactions contemplated hereby, including without limitation liabilities arising under the Securities Act or the Exchange Act in connection with the Merger, and in the event of any such Action (whether arising before or after the Effective Time), (i) the Company or the Surviving Corporation shall pay the reasonable fees and expenses of one counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly as statements therefor are received, and (ii) the Company and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed). For a period of six years following the Effective Time, the Surviving Corporation shall maintain or obtain officers' and directors' liability insurance covering the Indemnified Parties who currently or at the Effective Time are covered by the Company's officers and directors liability insurance policies on terms not less favorable than those in effect on the date hereof in terms of coverage and amounts; provided, however, that if the aggregate annual premiums for such insurance at any time during such period exceed 300% of the premium paid by the Company for such insurance as of the date of this Agreement, then the Surviving Corporation shall provide the maximum coverage that will then be available at an annual premium equal to 300% of such per annum rate as of the date of this Agreement. The Surviving Corporation shall continue in effect the indemnification provisions currently provided by the Restated Articles and the Restated Bylaws for a period of not less than six years following the Effective Time. This
Section 6.5 shall survive consummation of the Merger. This covenant shall survive any termination of this Agreement pursuant to Section 8.1. Notwithstanding Section 9.8, this Section 6.5 is intended to be for the benefit of and to grant third-party rights to the Indemnified Parties whether or not they are parties to this Agreement, and each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 6.5.

                  (b) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.5.

                  (c) Following the Effective Time, Parent and the Surviving Corporation jointly and severally agree to pay all reasonable expenses, including reasonable attorney fees, that may be incurred by the Indemnified Parties in enforcing the indemnity and other obligations provided for in this
Section 6.5.

         SECTION 6.6. Employee Benefit Matters. From and after the Effective Time, Parent or its Affiliates shall be solely responsible for and shall honor and satisfy all liabilities with respect to the Company Benefit Plans pursuant to the terms of such plans, Section 2.9 hereof and applicable Law. Until the first anniversary of the Effective Time, Parent or its Affiliates shall provide the employees of the Surviving Corporation and their dependents with an employee benefit program providing welfare and pension benefits that in the aggregate are substantially comparable to the welfare and pension benefits provided to such persons immediately prior to the Effective Time under the applicable terms of the Company Benefit Plans. Subject to the foregoing, Parent and its Affiliates may amend or terminate any of the Company Benefit Plans after the Effective Time, subject to their terms and applicable Law.

         SECTION 6.7. Financing. (a) In the event that the Debt Commitment Letter or Equity Commitment Letter is terminated under circumstances where the conditions set forth in Sections 7.1 and 7.3 are otherwise satisfied (other than conditions that can only be satisfied at Closing), each of Parent and Merger Sub shall use its commercially reasonable efforts to obtain alternative debt funding in an amount equal to the amount to be provided pursuant to the Debt Commitment Letter and alternative equity funding in an amount equal to the amount to be provided pursuant to the Equity Commitment Letter, in each case, on terms and conditions substantially comparable to those provided in the Debt Commitment Letter and the Equity Commitment Letter, as applicable.

                  (b) Following the date hereof, any amendment, modification, termination or cancellation of the Debt Financing or the Equity Financing, or any information (other than information which is known generally in the financial markets) which becomes known to Parent, Merger Sub, OEP or any of their respective officers or directors which makes any such Person reasonably believe that it will be unlikely that the Debt Financing or the Equity Financing will be obtained on the terms set forth in the Debt Financing Letter or the Equity

Financing Letter, respectively, shall be promptly disclosed by Parent or Merger Sub to the Special Committee. None of Parent, Merger Sub or any of their respective officers or directors will knowingly attempt, directly or indirectly, to induce or encourage Citigroup or OEP or any other applicable entity not to fund any of the financing provided for in the Debt Financing Letter or the Equity Financing Letter, as applicable.

                                  ARTICLE VII.

                              CONDITIONS PRECEDENT

         SECTION 7.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of the following conditions:

                  (a) This Agreement shall have been approved by the requisite vote of the shareholders of the Company, as required by the North Carolina Act and the Restated Articles.

                  (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and the requirements of any relevant foreign antitrust authority shall have been satisfied. Other than the filing of the Articles of Merger provided for in
Section 2.3, all other Required Governmental Consents required to be made or obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement, and the consummation of the Merger and the other transactions contemplated by this Agreement shall have been made or obtained, except where the failure to make any such filings or obtain any such Required Governmental Consents does not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on Parent in the event such Required Governmental Consents are not obtained.

                  (c) No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or writ, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order") and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Order.

         SECTION 7.2. Conditions for Obligations of the Company. The obligations of the Company to effect the Merger shall be further subject to the satisfaction on or prior to the Effective Time of the following additional conditions precedent:

         Parent and Merger Sub shall have performed in all material respects and complied in all material respects with all agreements and covenants contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing. Except for any inaccuracy that has not caused, is not causing and would not reasonably be expected to cause, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to perform their respective obligations under this Agreement, the representations and warranties of Parent and Merger Sub set forth in Article III of this Agreement, shall be true and correct in all respects as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing, except for changes permitted by this Agreement and except that any such representation and warranty which is itself qualified as to materiality shall not be deemed so qualified for purposes of this condition and any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date. The Company shall have received certificates dated the Closing Date and signed by the Chairman, President or an Executive Vice-President of each of Parent and Merger Sub, certifying that the conditions specified in this Section 7.2 have been satisfied.

         SECTION 7.3. Conditions for Obligations of Parent and Merger Sub. The obligations of each of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction on or prior to the Effective Time of the following additional conditions precedent:

                  (a) The Company shall have performed in all material respects and complied in all material respects with all agreements and covenants contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing. Each of the Company's representations and warranties contained in Article IV of this Agreement shall be true and correct in all respects as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing, except for changes permitted by this Agreement and except where the failure of such representation and warranty to be true and correct in all respects does not have, individually or in the aggregate, a Material Adverse Effect; provided, that any such representation and warranty which is itself qualified as to materiality or Material Adverse Effect shall not be deemed so qualified for purposes of this condition and any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date; and provided, further that notwithstanding the foregoing, the representations and warranties contained in Sections 4.2, 4.5, 4.19, 4.20, 4.22 and 4.24 hereof shall be true and correct in all material respects and the representation and warranty contained and as written in Section 4.8(g) hereof shall be true and correct in all respects. Parent shall have received a certificate dated the Closing Date and signed by the Chairman, President or a Vice-President of the Company, certifying that the conditions specified in this
Section 7.3 have been satisfied.

                  (b) Parent and Merger Sub shall have received the proceeds of the Debt Financing and Equity Financing contemplated by the Debt Commitment Letter and Equity Commitment Letter (or alternative financing in accordance with Section 6.7).

                  (c) Since the date hereof, there shall not have occurred any Material Adverse Effect.

                                 ARTICLE VIII.

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the shareholders of the Company by written notice by Parent to the Company and the Company to Parent and Merger Sub, as follows:

                  (a) By the mutual written consent of the Company and each of Parent and Merger Sub.

                  (b) By any of Parent, Merger Sub or the Company if any Governmental Entity shall have issued an Order or taken any other action (which Order each party hereto shall use its reasonable best efforts to have lifted, vacated or reversed, including through all possible appeals), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Order shall have become final and non-appealable.

                  (c) By any of Parent, Merger Sub or the Company, if the shareholders of the Company fail to approve the Merger upon the taking of a vote at the Company Shareholders' Meeting or any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose action, failure to act or breach of any provision of this Agreement has been a principal cause of or resulted in the failure of the shareholders of the Company to approve the Merger.

                  (d) By any of Parent, Merger Sub or the Company, if the Merger shall not have been consummated by October 30, 2003 (the "Outside Date") for any reason; provided, however, that the right to terminate this Agreement under this
Section 8.1 (d) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date.

                  (e) By the Company, if (i) any of the representations and warranties of Parent and Merger Sub contained in this Agreement shall fail to be true and correct such that the condition set forth in Section 7.2 with respect to representations and warranties would not be satisfied, or (ii) Parent or Merger Sub shall have breached or failed to comply with any of their respective obligations under this Agreement such that the condition set forth in Section
7.2 with respect to agreements and conditions would not be satisfied (in either case other than as a result of a material breach by the Company of any of its obligations under this Agreement) and such failure or breach with respect to any such representation, warranty or obligation cannot be cured or, if curable, shall continue unremedied for a period of forty-five days after Parent has received written notice from the Company of the occurrence of such failure or breach (provided that in no event shall such forty-five day period extend beyond the second day preceding the Outside Date).

                  (f) By Parent or Merger Sub, if (i) any of the representations and warranties of the Company contained in this Agreement shall fail to be true and correct such that the condition set forth in Section 7.3 with respect to representations and warranties would not be satisfied, or (ii) the Company shall have breached or failed to comply with any of its obligations under this Agreement such that the condition set forth in Section 7.3 with respect to agreements and conditions would not be satisfied (in either case other than as a result of a material breach by Parent or Merger Sub of any of their respective obligations under this Agreement) and such failure or breach with respect to any such representation, warranty or obligation cannot be cured or, if curable, shall continue unremedied for a period of forty-five days after the Company has received written notice from Parent of the occurrence of such failure or breach (provided that in no event shall such forty-five day period extend beyond the second day preceding the Outside Date).

                  (g) By Parent or Merger Sub, if (i) the Board of Directors or the Special Committee (w) withdraws or modifies in a manner adverse to Parent and Merger Sub its approval or recommendation of this Agreement or the Merger or states publicly its intent to do so, (x) approves or recommends any Company Superior Proposal to the shareholders of the Company or states publicly its intent to do so, (y) fails to recommend against the acceptance of any tender or exchange offer that constitutes an Acquisition Proposal within ten business days from the commencement thereof (including, without limitation, by means of taking no position with respect to the acceptance thereof by the shareholders), or (z) resolves to take any of the foregoing actions, or (ii) the Company enters into a Company Acquisition Agreement with respect to any Company Superior Proposal or is specifically authorized to do so by the Board of Directors or the Special Committee.

                  (h) By the Company, if the Board of Directors or the Special Committee authorizes the Company to enter into a Company Acquisition Agreement with respect to any Company Superior Proposal; provided, however, that the Company may only exercise its right to terminate this Agreement pursuant to this
Section 8.1(h) if the Company has complied with its obligations under Section 5.2(d).

         SECTION 8.2. Effect of Termination. (a) In the event of termination of this Agreement by any of the Company, Parent or Merger Sub as provided in
Section 8.1, this Agreement shall forthwith become null and void and have no further force effect, without any liability or obligation on the part of the Company, Parent or Merger Sub or any of the officers, directors, shareholders, affiliates, employees, agents, consultants or representatives of any of them, other than the second sentence of Section 6.2, the provisions of Section 8.2 and
Article IX and those provisions of this Agreement that expressly survive termination hereof and except that nothing herein shall relieve any party for breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  (b) If this Agreement is terminated:

                           (i) by Parent or Merger Sub in accordance with
(x) Section 8.1(c) or Section 8.1(f) and (A) prior to such termination the Company or the Special Committee shall have received, or there shall have been publicly announced, an Acquisition Proposal (but changing references to the 10% amounts in the definition thereof to 51%) and (B) within twelve (12) months of such termination, the Company enters into an agreement with respect to any Acquisition Proposal (but changing references to the 10% amounts in the definition thereof to 51%) or any such Acquisition Proposal is consummated within twelve (12) months of such termination, or (y) Section 8.1(g); or

                           (ii) by the Company in accordance with
(x) Section 8.1(c) or Section 8.1(d) and (A) prior to such termination the Company or the Special Committee shall have received, or there shall have been publicly announced, an Acquisition Proposal (but changing references to the 10% amounts in the definition thereof to 51%) and (B) within twelve (12) months of such termination, the Company enters into an agreement with respect to any Acquisition Proposal (but changing references to the 10% amounts in the definition thereof to 51%) or any such Acquisition Proposal is consummated within twelve (12) months of such termination, or (y)
Section 8.1(h);

         then the Company shall (A) in the case of clause (i)(y) or clause
         (ii)(y), on the day next succeeding the date of such termination, or
         (B) in the case of clause (i)(x) or clause (ii)(x), on the date of consummation of such Acquisition Proposal, (I) pay to Parent in immediately available funds the amount of all out-of-pocket costs, fees and expenses of Parent and Merger Sub paid or payable in connection with this Agreement including, without limitation, the reasonable fees and disbursements of banks, investment banks, accountants and legal counsel and expenses of any litigation incurred in connection with collecting the fees and other amounts provided for in this Section 8.1
         (b) to the extent not previously paid by the Company to Parent, provided, however, that with respect to such cost, fees and expenses, in no event shall the Company be required to pay in excess of an aggregate of $5,000,000 (including any amounts previously paid by the Company to the Parent) and (II) pay to Parent in immediately available funds an amount equal to $52,000,000.

                  (c) The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including attorneys' and expert witness fees) incurred in connection with such action.

                                  ARTICLE IX.

                              GENERAL PROVISIONS

         SECTION 9.1. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or the termination of this Agreement pursuant to Section 8.1, as the case may be, except as provided in Section 8.2(a) and except that the agreements set forth in Article II and Sections 6.5 and 8.2(b) shall survive the Effective Time indefinitely.

         SECTION 9.2. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy at Law or equity.

         SECTION 9.3. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date and time delivered or sent by facsimile if delivered personally or by facsimile (and if by facsimile, confirmation of receipt is obtained), and (ii) on the fifth business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

                  (a) if to Parent or Merger Sub:

                      Pharma Services Holding, Inc.
                      c/o  One Equity Partners LLC
                      320 Park Avenue
                      New York, New York 10022
                      Facsimile:  (212) 277-1533
                      Attention:  Richard M. Cashin, Jr.

                      and

                      GF Management Company, LLC
                      4825 Creekstone Drive, Suite 130
                      Durham, North Carolina 27703
                      Facsimile:  (919) 474-3082
                      Attention:  Dr.  Dennis B. Gillings

                      with a copy to:

                      Morgan, Lewis & Bockius LLP
                      101 Park Avenue
                      New York, New York 10178-0060
                      Facsimile:  (212) 309-6273
                      Attention:  Ira White, Esq.

                      and

                      White & Case LLP
                      1155 Avenue of the Americas
                      New York, New York 10036
                      Facsimile:  (212) 354-8113
                      Attention:  John M. Reiss, Esq.
                                  Oliver C. Brahmst, Esq.

                  (b) if to the Company:

                      Dr. Robert Bishop
                      Chairman, Special Committee of the
                      Board of Directors of
                      Quintiles Transnational Corp.
                      1199 Madia Street
                      Pasadena, CA 91103
                      Facsimile: (626) 792-1236

                      With a copy to:

                      Willkie Farr & Gallagher

                      787 Seventh Avenue
                      New York, New York 10019
                      Facsimile: (212) 728-8111 and (212) 728-9267
                                                              ---
                      Attention: Michael A. Schwartz, Esq.

                      and

                      Smith, Anderson, Blount, Dorsett, Mitchell
                        & Jernigan, L.L.P.
                      2500 First Union Capitol Center
                      Raleigh, North Carolina 27601
                      Facsimile: (919) 821-6800
                      Attention: Gerald F. Roach, Esq.

         SECTION 9.4. Expenses. Except as set forth in Section 8.2(b) and
(c), all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

         SECTION 9.5. Certain Definitions. For purposes of this Agreement, the term:

                  (a) "Affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

                  (b) "Contract" means, with respect to any Person, any agreement, contract, obligation, note, bond, mortgage, indenture, option, lease or other instrument;

                  (c) "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                  (d) "Indebtedness" means, as to any Person, without duplication: (i) all obligations, whether or not contingent, of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (ii) all obligations of such Person evidenced by notes, bonds, debentures, capitalized leases or similar instruments, (iii) all obligations of such Person representing the balance of deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (iv) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (v) all Indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all Indebtedness secured by any lien, security interest or other encumbrance on any property or asset owned or held by that Person regardless of whether the Indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and
(vii) all Indebtedness of any other Person referred to in clauses (i) through
(vi) above, guaranteed, directly or indirectly, by the Person initially referred to in this definition;

                  (e) "knowledge" shall be interpreted for the purposes of this Agreement so that a matter will be deemed to be within the "knowledge" of a particular Person if such matter is, as of the applicable date, actually known to any of the officers of such Person and, in the case of the Company, any member of the Special Committee, provided, however that in the case of the Company or any of its Subsidiaries, Dr. Dennis B. Gillings, James L. Bierman and John S. Russell shall be deemed not to be officers of the Company or any of its Subsidiaries for such purposes;

                  (f) "Laws" means all laws, statutes, rules, regulations, ordinances, resolutions, orders, determinations, writs, injunctions, awards (including without limitation, awards of any arbitrator), judgments, decrees and other pronouncements and judicial decisions and interpretations having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision of any Governmental Entity;

                  (g) "Liability" means all Indebtedness, obligations and other liabilities and contingencies of a Person, whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due;

                  (h) "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity; and

                  (i) "Rollover Agreements" means any agreement between Parent and a holder of shares of Company Common Stock or Company Stock Options pursuant to which such holder acquires securities of Parent.

         SECTION 9.6. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

         SECTION 9.8. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Schedules hereto) and the Confidentiality Agreement constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except as otherwise provided in Sections 2.8, 2.9 and 6.5.

         SECTION 9.9. Assignment. This Agreement shall not be assigned by the parties hereto whether by operation of Law or otherwise.

         SECTION 9.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of North Carolina applicable to contracts executed in and to be performed entirely within that State without regard to principles of conflicts of Laws therein.

         SECTION 9.11. Amendment. This Agreement may be amended by the parties hereto by action taken by each of Parent, Merger Sub and the Company (with the consent of the Special Committee) at any time before the Effective Time but not thereafter; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share will be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 9.12. Waiver. At any time before the Effective Time, any party hereto may (with the consent of the Special Committee in the case of the Company) (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. All interpretations of or actions by the Company in respect of this Agreement shall be under the direction of, and shall require the approval of, the Special Committee.

         SECTION 9.13. Disclosure Letters, Schedules and Exhibits. Each of the Parent and Merger Sub Disclosure Letter, the Company Disclosure Letter, and all Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

         SECTION 9.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                              QUINTILES TRANSNATIONAL CORP.




                                              By:      /s/ Pamela J. Kirby
                                                  ------------------------------
                                                  Name:  Pamela J. Kirby
                                                  Title: Chief Executive Officer


                                              PHARMA SERVICES HOLDING, INC.




                                              By:     /s/ Dennis B. Gillings
                                                  ------------------------------
                                                  Name:  Dennis B. Gillings
                                                  Title:


                                              PHARMA SERVICES ACQUISITION CORP.




                                              By:     /s/ Dennis B. Gillings
                                                  ------------------------------
                                                  Name:  Dennis B. Gillings
                                                  Title: